                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                        SPS TRANSACTION SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

SPS LOGO
2500 LAKE COOK ROAD                                     PHILIP J. PURCELL
RIVERWOODS, ILLINOIS 60015                              CHAIRMAN OF THE BOARD

March 31, 1997

To Our Stockholders:

     You are cordially invited to attend the Company's 1997 annual meeting of stockholders which will be held on April 29, 1997, at 10:00 a.m. Central Time, at the Chicago Botanic Garden, Education Center, 1000 Lake Cook Road, in Glencoe, Illinois 60022.

     The official Notice of Meeting, proxy statement and proxy are included with this letter. The matters listed in the Notice of Meeting are more fully described in the proxy statement.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING, REGARDLESS OF THE SIZE OF YOUR HOLDINGS. ACCORDINGLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,


                                          /s/ Philip J. Purcell
                                          Philip J. Purcell
                                          Chairman of the Board

SPS LOGO
2500 LAKE COOK ROAD                                         CHRISTINE A. EDWARDS
RIVERWOODS, ILLINOIS 60015                                  SECRETARY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
       -----------------------------------------------------------------

     The annual meeting of stockholders of SPS Transaction Services, Inc. (the "Company") will be held on April 29, 1997, at 10:00 a.m. Central Time, at the Chicago Botanic Garden, Education Center, 1000 Lake Cook Road, in Glencoe, Illinois 60022, to consider and take action regarding the following matters:

     1. The election of eight directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

     2. The ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for 1997; and

     3. Such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

     Holders of record of the Company's common stock, par value $0.01 per share, at the close of business on March 26, 1997, will be entitled to notice of and to vote on all matters presented at the meeting and at any adjournments or postponements thereof.

                                          By order of the Board of Directors

                                          /s/ Christine A. Edwards

                                          Christine A. Edwards
                                          Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                    SPS LOGO

                             ---------------------
                                PROXY STATEMENT
                             ---------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 29, 1997
                             ---------------------

     This proxy is being furnished to the stockholders of SPS Transaction Services, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors") for the annual meeting of stockholders to be held on April 29, 1997, at 10:00 a.m. Central Time, at the Chicago Botanic Garden, Education Center, 1000 Lake Cook Road, in Glencoe, Illinois 60022, and at any adjournments and postponements thereof. These proxy materials are being mailed on or about March 31, 1997, to holders of record on March 26, 1997 of the Company's common stock, par value $0.01 per share (the "Common Stock"). As used herein, the "Company" shall mean SPS Transaction Services, Inc. together with its subsidiaries, unless otherwise indicated by the context.

     When you sign and return the enclosed proxy, unless otherwise indicated thereon, the shares represented thereby will be voted FOR the slate of directors described herein, FOR the proposal set forth in Item 2 in the Notice of Meeting and, as to any other business as may properly be brought before the annual meeting and any adjournments or postponements thereof, in the discretion of the proxy holders. Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. The Company's proposal to ratify the appointment of independent auditors requires the affirmative vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote thereon. Thus, abstentions on such proposal will have the effect of a vote against it. There is no cumulative voting as to any matter, including the election of directors.

     Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. In addition, you may revoke your proxy at any time before it is voted by written notice to the Secretary of the Company prior to the meeting or by submission of a later dated proxy.

     Participants in the SPS Transaction Services, Inc. START Plan (Savings Today Affords Retirement Tomorrow) (the "SPS START") who receive this proxy statement in their capacity as such participants will receive a voting instruction form in lieu of a proxy. The SPS START trustee will, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), vote the shares, in person or by proxy, in accordance with voting instructions it receives on or before April 27, 1997. The SPS START trustee will, subject to the requirements of ERISA, vote all shares for which timely instructions are not received in direct proportion to the voting of shares for which timely instructions are received.

     Each outstanding share of Common Stock entitles the holder thereof to one vote. As of March 26, 1997, there were 27,202,273 shares of Common Stock outstanding. The presence in person or by proxy of 51% of such shares shall constitute a quorum.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of eight directors. Accordingly, the Board of Directors has nominated and recommends the election of each of the eight nominees set forth below as a director of the Company to serve until the next annual meeting of stockholders or until his successor is duly elected and qualified. Each nominee, except Ms. Christine A. Edwards, is currently a director of the Company. The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute unless the Board of Directors reduces the number of directors.

     Directors will be elected at the annual meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy and entitled to vote thereon. With regard to the election of directors, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

NOMINEES FOR ELECTION AS DIRECTORS

     The following sets forth information as to each nominee for election at the annual meeting, including age as of March 26, 1997, principal occupation and employment during the past five years, directorships in other publicly held companies and period of service as a director of the Company.

     Philip J. Purcell, 53, has served as Chairman of the Board of the Company since its formation in 1991. Mr. Purcell has served as Chairman of the Board and Chief Executive Officer of Dean Witter, Discover & Co. ("DWD"), an indirect parent of the Company, Dean Witter Reynolds Inc. ("DWR"), a direct subsidiary of DWD, and NOVUS Credit Services Inc. ("NCSI"), a direct subsidiary of DWD, since 1986.

     Robert L. Wieseneck, 59, has served as President, Chief Executive Officer and a director of the Company since its formation. He has served as President of SPS Payment Systems, Inc. ("SPS") since 1987 and as a director of SPS since 1988. Mr. Wieseneck has also served as President and Chairman of the Board of Hurley State Bank ("HSB"), a wholly owned subsidiary of the Company, since 1989. He has served as a director of NCSI since 1991 and as an Executive Vice President of NCSI from December 1986 to April 1987 and since April 1988.

     Frank T. Cary, 76, has served as a director of the Company since 1992. Mr. Cary served as Chief Executive Officer of International Business Machines Corporation ("IBM") from 1973 until 1981 and as its Chairman of the Board from 1973 until 1983. Mr. Cary serves on the boards of directors of Celgene Corporation, Cygnus Therapeutic Systems, ICOS Corporation, Lexmark International, Inc., Lincare, Inc., Seer Technology Inc. and Teltrend Inc.

     Christine A. Edwards, 44, has served as Secretary of the Company since 1991 and as its General Counsel since 1993. She has served as Executive Vice President, General Counsel and Secretary of DWD since 1991. She has also served as a director, Executive Vice President, General Counsel and Secretary of DWR since 1991. She has been General Counsel of NCSI since 1988, a director since 1990 and Executive Vice President and Secretary since 1991.

     Mitchell M. Merin, 43, has served as a director of the Company since 1994. Mr. Merin has served as Executive Vice President and Chief Administrative Officer of DWD since 1994, as an Executive Vice President of DWR since 1990, as Chief Administrative Officer of DWR since 1994, as an Executive Vice President of NCSI since 1994 and as a director of NCSI since 1994.

     Charles F. Moran, 67, has served as a director of the Company since its formation. Mr. Moran has been a director of HSB since 1996. He served as the Senior Vice President, Administration of Sears, Roebuck and Co. ("Sears") from 1989 until his retirement in 1993. Mr. Moran is also a director of Thermadyne Holdings Inc. and Donnelley Enterprises Solutions Inc.

     Thomas C. Schneider, 59, has served as Chief Financial Officer and a director of the Company since its formation. Mr. Schneider has served as an Executive Vice President of DWD since 1980 and as its Chief Financial Officer from 1981 until 1982 and since 1987. He has also served as Executive Vice President and Chief Financial Officer of NCSI since 1987 and as a director of NCSI since 1986. Mr. Schneider has been Chief Financial Officer of DWR since 1987, an Executive Vice President of DWR since 1984 and a director of DWR since 1981.

     Dennie M. Welsh, 54, has served as a director of the Company since 1993. Mr. Welsh has been General Manager, IBM Global Services since 1995 and was Vice President and General Manager, Services of IBM from 1993 until 1995. Mr. Welsh has been Chairman of the Board of Integrated Systems Solutions Corporation, a wholly owned subsidiary of IBM, and was its President and Chief Executive Officer from 1991 until 1993. Effective April 1, 1997, Mr. Welsh will become Senior Vice President and Group Executive, IBM Global Services.

     There are no family relationships between any of the foregoing persons.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE EIGHT NOMINEES AS A DIRECTOR OF THE COMPANY.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held five meetings (exclusive of committee meetings) during the preceding fiscal year. The Board of Directors has established the following principal committees, the functions and current members of which are noted below. Each current director attended 75% or more of the aggregate of the number of meetings of the Board of Directors and of any committees on which such director served that were held during the preceding fiscal year at a time such person served as a director or as a member of any such committee.

     Executive Committee. The Executive Committee of the Board of Directors consists of Messrs. Merin, Schneider and Wieseneck. The Executive Committee has all the power and authority vested in or retained by the Board of Directors and may exercise such power and authority in the manner it deems to be in the best interest of the Company in all cases in which specific directions have not been given by the Board of Directors and subject to any specific limitations imposed by law or a resolution of the Board of Directors. The Executive Committee acted exclusively through resolutions adopted by unanimous written consent during the preceding fiscal year.

     Audit Committee. The Audit Committee of the Board of Directors consists of Messrs. Cary, Moran and Welsh. The Audit Committee is responsible for reviewing and recommending to the Board of Directors internal accounting and financial controls for the Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of the Company's financial statements. The Audit Committee is also responsible for recommending to the Board of Directors independent auditors to audit the annual financial statements of the Company and the scope of the audit to be undertaken by such auditors. The Audit Committee met three times during the preceding fiscal year.

     Compensation Committee. The Compensation Committee of the Board of Directors consists of Messrs. Cary, Moran, Purcell and Welsh. The Compensation Committee has all the power and authority of the Board of Directors with respect to the compensation of directors, officers and employees of the Company and its subsidiaries, except that it does not have the power and authority to administer the Company's Amended and Restated 1992 Employees Stock Plan (the "Stock Plan"), the Company's Amended and Restated Formula Plan for Non-Affiliate Directors (the "Formula Plan"), the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"), the Company's 1995 Omnibus Equity Plan (the "Omnibus Equity Plan") and the Company's Amended and Restated Tax Deferred Equity Participation Plan (the "Tax Deferred Equity Plan"). The Compensation Committee met four times during the preceding fiscal year.

     Stock Option Sub-Committee. Effective July 16, 1996, the Board dissolved and discontinued the Stock Option Sub-Committee and assumed all responsibility and authority previously exercisable by the Stock Option Sub-Committee. Prior to such time, the Stock Option Sub-Committee, which was a committee of the Board of Directors and a sub-committee of the Compensation Committee, consisted of Messrs. Cary, Moran and Welsh. The Stock Option Sub-Committee held all the power and authority of the Board of Directors with respect to the administration of the Stock Plan, the Formula Plan, the Stock Purchase Plan, the Omnibus Equity Plan and the Tax Deferred Equity Plan. The Stock Option Sub-Committee met two times during the preceding fiscal year.

COMPENSATION OF DIRECTORS

     Under the Formula Plan, non-affiliate directors are granted options to purchase the number of shares of Common Stock equal to $40,000 divided by the fair market value of a share of Common Stock (determined at the time of each grant) on the first day of the month following the month in which such non-affiliate director was elected or appointed to the Board of Directors and at the close of business on the date of the annual meeting of stockholders, if at least two months following any previous grant. The exercise price per share of Common Stock is 100% of the fair market value of a share of Common Stock at the time of grant. Non-affiliate directors also receive an annual retainer of $12,000 and $3,000 for each committee on which such director serves and a $1,000 fee for each Board of Directors meeting attended, a $500 fee for each committee or related meeting attended and reimbursement of out-of-pocket expenses incurred to attend such meetings. Affiliate directors are eligible to receive grants of options to purchase shares of Common Stock pursuant to the Stock Plan and the Omnibus Equity Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder require that directors, officers and beneficial owners of more than 10% of the Common Stock file certain reports regarding their beneficial ownership of Common Stock with the Securities and Exchange Commission. The Company believes that all such required reports were timely filed during and for 1996, except for two reports that were not filed for Mr. Moran relating to two purchases of a total of 170 shares of Common Stock and three sales of a total of 25 shares of Common Stock in February and March of 1996. These transactions occurred without Mr. Moran's knowledge pursuant to a managed investment account over which the account's investment manager maintained complete discretion with respect to investment of the account's funds. Mr. Moran has since instructed the account's investment manager to abstain from transactions in the Company's stock. Mr. Moran did not realize any profit from the transactions and has subsequently reported each of them to the Securities and Exchange Commission.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Deloitte & Touche LLP ("Deloitte & Touche"), as independent auditors, to examine the consolidated financial statements of the Company for the year ending December 31, 1997 and to perform other appropriate accounting services.

     A proposal will be presented at the meeting to ratify the appointment of Deloitte & Touche as the Company's independent auditors. A representative of Deloitte & Touche will be present at the meeting and will be available to respond to questions and make a statement if he or she so desires. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented in person or by proxy at the meeting, the Board of Directors will consider other independent auditors upon recommendation of the Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER BUSINESS

     As of the date of this proxy statement, the Company has no knowledge of any business other than that described above that will be presented at the annual meeting. If any other business should properly be brought before the annual meeting and any adjournments or postponements thereof, the proxies will be voted in the discretion of the proxy holders.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following information with respect to the outstanding shares of Common Stock of the Company and of common stock of DWD beneficially owned by each director and nominee for director of the Company, the Chief Executive Officer and four other most highly compensated executive officers of the Company, the directors and executive officers of the Company as a group and all beneficial owners of more than 5% of the Common Stock is furnished as of December 31, 1996. As of December 31, 1996, the Company was a 73.6% majority owned subsidiary of NCSI, which in turn is a wholly owned, direct subsidiary of DWD.

                                                     COMPANY                             DWD
                                                   COMMON STOCK                     COMMON STOCK
                                           ----------------------------      ---------------------------
                                           NUMBER OF        PERCENT OF       NUMBER OF       PERCENT OF
                  NAME                     SHARES(1)         CLASS(2)        SHARES(1)        CLASS(2)
                  ----                     ----------       -----------      ---------       -----------
Philip J. Purcell........................      22,052(3)          *          1,110,991(4)          *
Robert W. Archer.........................      84,705(5)          *             19,167(6)          *
Richard F. Atkinson......................      74,991(7)          *             40,606(8)          *
Robert J. Ferkenhoff.....................      16,224(9)          *              1,068(10)         *
David J. Peterson........................      17,360(11)         *              1,732(12)         *
Robert L. Wieseneck......................     184,111(13)         *             98,341(14)         *
Thomas R. Butler.........................       1,002             *            468,179(15)         *
Frank T. Cary............................      13,962(16)         *                  0            --
Charles F. Moran.........................       6,849(17)         *              9,538(18)         *
Mitchell M. Merin........................         500             *            215,007(19)         *
Thomas C. Schneider......................       1,002             *            481,417(20)         *
Dennie M. Welsh..........................       5,858(21)         *                  0            --
Christine A. Edwards.....................       2,002             *            224,413(22)         *
NOVUS Credit Services Inc................  20,000,000          73.6                  0            --
  2500 Lake Cook Road
  Riverwoods, IL 60015
All directors and executive officers as a
  group (20 persons).....................     578,415           2.1          2,550,357             *

---------------
 (1) To the knowledge of the Company, each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated. The number of shares includes shares of Common Stock owned through the SPS START and the Stock Purchase Plan and shares of DWD common stock owned through the SPS START, the Dean Witter START Plan (Savings Today Affords Retirement Tomorrow) and the DWD Stock Purchase Plan as of December 31, 1996. The number of shares has been rounded to the nearest whole share. The number of DWD shares does not reflect the two-for-one stock split of DWD common stock that occurred on January 14, 1997.

 (2) Shares subject to options exercisable within 60 days of December 31, 1996 are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others. Percentages less than one percent are denoted by an asterisk.

 (3) Includes 2,000 shares held in custodial accounts on behalf of Mr. Purcell's children for which he is custodian and 50 shares held by a child of Mr. Purcell as to which Mr. Purcell disclaims beneficial ownership.

 (4) Includes 11,124 shares owned by Mr. Purcell's spouse, 5,090 shares held in custodial accounts on behalf of Mr. Purcell's children for which he is custodian, as to which Mr. Purcell disclaims beneficial ownership, and 934,888 shares subject to options.

 (5) Includes 72,384 shares subject to options and 10,000 shares held through a partnership.

 (6) Includes 19,167 shares subject to options.

 (7) Includes 64,916 shares subject to options.

 (8) Includes 36,490 shares subject to options.

 (9) Includes 14,600 shares subject to options.

(10) Includes 917 shares subject to options.

(11) Includes 16,666 shares subject to options.

(12) Includes 500 shares subject to options.

(13) Includes 142,908 shares subject to options, 17,774 owned jointly with Mr. Wieseneck's spouse, 10,000 shares owned jointly with his brother and 10,926 shares owned by Mr. Wieseneck's children.

(14) Includes 87,781 shares subject to options, 5,449 shares owned jointly with Mr. Wieseneck's spouse, 3,065 shares owned jointly with his brother and 2,045 shares owned by Mr. Wieseneck's children.

(15) Includes 452,375 shares subject to options.

(16) Includes 4,366 shares subject to options.

(17) Includes 2,702 shares subject to options.

(18) Includes 9,538 shares owned jointly with Mr. Moran's spouse.

(19) Includes 159,539 shares subject to options.

(20) Includes 291,802 shares subject to options.

(21) Includes 5,858 shares subject to options.

(22) Includes 202,124 shares subject to options.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following summary compensation table specifies the components of the compensation packages of the Company's Chief Executive Officer and four other most highly compensated executive officers (the "named executive officers") for the years ended December 31, 1994, 1995 and 1996.

                                                                           LONG TERM COMPENSATION
                                                                      ---------------------------------
                                      ANNUAL COMPENSATION                     AWARDS            PAYOUTS
                            ---------------------------------------   -----------------------   -------
                                                                                   NUMBER OF
                                                                      RESTRICTED   SECURITIES                 ALL
                                                       OTHER ANNUAL     STOCK      UNDERLYING    LTIP        OTHER
         NAME AND                  SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS/    PAYOUTS   COMPENSATION
    PRINCIPAL POSITION      YEAR   ($)(1)    ($)(2)        ($)           ($)       SARS(#)(3)     ($)        ($)(4)
--------------------------  ----   -------   -------   ------------   ----------   ----------   -------   ------------
Robert L. Wieseneck.......  1996   285,000    55,000        0             0          72,000        0           900
(CEO and President)         1995   275,000   260,000        0             0          50,000        0         3,216
                            1994   260,000   260,000        0             0          70,000        0         3,552
Richard F. Atkinson.......  1996   198,000    40,000        0             0          36,000        0           900
(Senior Vice President --   1995   192,000   150,000        0             0          25,000        0         3,216
  Operations)               1994   184,000   150,000        0             0          30,000        0         3,552
Robert W. Archer..........  1996   198,000    40,000        0             0          36,000        0           900
(Senior Vice President --   1995   192,000   150,000        0             0          25,000        0         3,216
  Sales)                    1994   184,000   150,000        0             0          30,000        0         3,552
Robert J. Ferkenhoff......  1996   162,000    24,000        0             0          18,000        0           900
(Vice President and         1995   157,000    90,000        0             0           2,750        0         3,216
  Chief Information
  Officer)                  1994   150,000    90,000        0             0           8,600        0         3,552
David J. Peterson.........  1996   150,000    35,000        0             0          14,000        0           900
(Vice President -- Network  1995   140,000    72,000        0             0           1,500        0         3,216
  Services and Corporate    1994   130,000    50,000        0             0          12,000        0         3,287
  Development)

---------------
(1) Includes $6,000 earned in 1996 and $9,000 earned in each of 1995 and 1994, by each named executive officer but deferred at each such executive's election pursuant to the SPS START.

(2) All bonuses earned in 1996, 1995 and 1994 include amounts equal to 20% of each named executive officer's bonus for such year that were deferred pursuant to each such executive's participation in the Tax Deferred Equity Plan in 1996 and 1995 and the DWD Tax Deferred Equity Participation Plan (the "DWD TDEPP") in 1994. Pursuant to the Tax Deferred Equity Plan and the DWD TDEPP, all such deferred bonus amounts were directed to the purchase for the account of each named executive officer of shares of Common Stock at a price per share of $12.847 in 1996 and $22.069 in 1995, in the case of the Tax Deferred Equity Plan, and shares of DWD common stock at a price per share of $28.101 in 1994, in the case of the DWD TDEPP, each of which prices represents 80% of the average fair market value of such shares (as defined in each applicable Plan) during the fourth quarter of 1996, 1995 and 1994, as applicable. Purchases of Common Stock made pursuant to the Tax Deferred Equity Plan in 1996 resulted in awards of approximately 856 shares to Mr. Wieseneck, 623 shares to Messrs. Atkinson and Archer, 374 shares to Mr. Ferkenhoff and 545 shares to Mr. Peterson. Purchases of Common Stock made pursuant to the Tax Deferred Equity Plan in 1995 resulted in awards of approximately 2,356 shares to Mr. Wieseneck, 1,359 shares to each of Messrs. Atkinson and Archer, 816 shares to Mr. Ferkenhoff and 652 shares to Mr. Peterson. Purchases of DWD common stock made pursuant to the DWD TDEPP in 1994 resulted in awards of approximately 1,850 shares to Mr. Wieseneck, 1,068 shares to each of Messrs. Atkinson and Archer, 641 shares to Mr. Ferkenhoff and 356 shares to Mr. Peterson. All such shares of Common Stock and DWD common stock vest two years after the date of award and are distributed five years after such date.

(3) All grants made in 1996 and 1994 were of the Company's stock options pursuant to the Stock Plan, and all grants made in 1995 were of DWD's stock options pursuant to the DWD Equity Incentive Omnibus Plan (the "DWD Omnibus Plan").

(4) Consists of the amount of any employer matching contributions under the SPS START and an employer matching contribution made to Mr. Peterson under the DWD START in 1994.

     The following tables disclose, for the named executive officers, information regarding stock options granted during, held at the end of or exercised in 1996 pursuant to the Stock Plan, the DWD Omnibus Plan and the DWD Replacement Stock Plan. There were no stock appreciation rights granted or exercised during such year.

OPTION/SAR GRANT TABLE

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                             NUMBER OF                                               POTENTIAL REALIZABLE VALUE
                             SECURITIES     % OF TOTAL                                 AT ASSUMED ANNUAL RATES
                             UNDERLYING    OPTIONS/SARS                              OF STOCK PRICE APPRECIATION
                            OPTIONS/SARS    GRANTED TO    EXERCISE OR                      FOR OPTION TERM
                              GRANTED      EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------------
           NAME                (#)(1)      FISCAL YEAR      ($/SH)         DATE         5%($)          10%($)
--------------------------  ------------   ------------   -----------   ----------   -----------     -----------
Robert L. Wieseneck.......     72,000          21%          29.500       1/16/06       1,335,772       3,385,109
Richard F. Atkinson.......     36,000          10%          29.500       1/16/06         667,886       1,692,555
Robert W. Archer..........     36,000          10%          29.500       1/16/06         667,886       1,692,555
Robert J. Ferkenhoff......     18,000           5%          29.500       1/16/06         333,943         846,277
David J. Peterson.........     14,000           4%          29.500       1/16/06         259,733         658,216

---------------
(1) All options granted to the named executive officers in the year ended December 31, 1996 were options to purchase Common Stock pursuant to the Omnibus Equity Plan. Options granted to purchase Common Stock are exercisable at a rate of one-third per year over a three-year period beginning on January 16, 1997.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                    OPTIONS/SARS AT           OPTIONS/SARS
                                                                       FY-END(#)              AT FY-END($)

                              SHARES ACQUIRED   VALUE REALIZED        EXERCISABLE/            EXERCISABLE/
            NAME              ON EXERCISE(1)        ($)(1)           UNEXERCISABLE          UNEXERCISABLE(2)
----------------------------     --------         ---------        ------------------     -------------------
Robert L. Wieseneck.........          0/0               0/0        166,688/128,668(3)     2,988,963/1,037,521
Richard F. Atkinson.........     10,000/0         168,625/0          76,072/62,667(4)       1,400,756/518,760
Robert W. Archer............          0/0               0/0          61,217/62,667(5)         577,774/518,760
Robert J. Ferkenhoff........        0/916          0/22,557           5,733/22,701(6)                0/57,083
David J. Peterson...........        0/500          0/16,219           8,000/19,000(7)                0/31,125

---------------
(1) Options exercised to purchase Common Stock are listed first, and options exercised to purchase DWD common stock are listed second.

(2) Value is based on the closing price of Common Stock on December 31, 1996 ($15.25) or the closing price of DWD common stock on December 31, 1996 ($66.250), as the case may be, minus the exercise or base price.

(3) Includes options to purchase 95,574 shares of Common Stock and 71,114 shares of DWD common stock that were exercisable as of December 31, 1996 and options to purchase 95,334 shares of Common Stock and 33,334 shares of DWD common stock that were not exercisable as of December 31, 1996.

(4) Includes options to purchase 42,916 shares of Common Stock and 33,156 shares of DWD common stock that were exercisable as of December 31, 1996 and options to purchase 46,000 shares of Common Stock and 16,667 shares of DWD common stock were not exercisable as of December 31, 1996.

(5) Includes options to purchase 50,384 shares of Common Stock and 10,833 shares of DWD common stock that were exercisable as of December 31, 1996 and options to purchase 46,000 shares of Common Stock and 16,667 shares of DWD common stock that were not exercisable as of December 31, 1996.

(6) Includes options to purchase 5,733 shares of Common Stock and 0 shares of DWD common stock that were exercisable as of December 31, 1996 and options to purchase 20,867 shares of Common Stock and 1,834 shares of DWD common stock that were not exercisable as of December 31, 1996.

(7) Includes options to purchase 8,000 shares of Common Stock and 0 shares of DWD common stock that were exercisable as of December 31, 1996 and options to purchase 18,000 shares of Common Stock and 1,000 shares of DWD common stock that were not exercisable as of December 31, 1996.

PENSION PLANS

     The named executive officers are covered under a number of different pension plans principally because of the Company's corporate history. The following narrative indicates the annual benefits payable upon retirement to each of the named executive officers, estimated as of December 31, 1996, for the specified final average compensation and years of service classifications under the pension plans and formulas applicable to each such executive officer. Such plans include the Sears, Roebuck and Co. Pension Plan (the "Sears Pension Plan"), the NOVUS Credit Services Inc. Pension Plan (the "NCSI Pension Plan"), the NOVUS Credit Services Inc. Supplemental Retirement Income Plan (the "NCSI Supplemental Plan") and the Dean Witter Reynolds Inc. Pension Plan (the "DWR Pension Plan"). The Sears Pension Plan, the NCSI Pension Plan and the DWR Pension Plan are defined benefit pension plans intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The NCSI Supplemental Plan is a nonqualified, unfunded retirement plan intended to pay certain participants in the NCSI Pension Plan, whose benefits under such plan as of April 6, 1992 have been limited by certain restrictions imposed by the Code, benefits equal to the benefits that would have been payable to such participants under the NCSI Pension Plan if it were not for such limitations, provided that such benefits shall not exceed those that would have been payable if a participant's earnings had increased by 5% annually per year from 1994 until the year of his retirement.

     Compensation or "earnings" under the Sears Pension Plan, the NCSI Pension Plan and the DWR Pension Plan generally refers to total annual cash compensation for services rendered to Sears, DWD, and the Company and their affiliates, including certain pre-tax salary deferrals, but excluding specified items such as incentive and long-term executive compensation plan awards, the value of stock awards and employer contributions to profit sharing plans. "Earnings" used to calculate benefits under the NCSI Pension Plan also include amounts deferred on and after January 1, 1995 under the Tax Deferred Equity Plan and the DWD TDEPP. "Earnings" used to calculate benefits under the NCSI Supplemental Plan include earnings otherwise disregarded under the NCSI Pension Plan due to limitations set forth in the Code with respect to highly compensated employees.

     Mr. Wieseneck participates in the Sears Pension Plan, the NCSI Pension Plan and the NCSI Supplemental Plan, but because the benefits payable to him under the NCSI Pension Plan have been limited by certain restrictions on benefits and compensation imposed by the Code, the benefits he would have received under the NCSI Pension Plan without regard to such limitations are provided under the NCSI Supplemental Plan. Mr. Wieseneck's projected annual pension benefit from the Sears Pension Plan, the NCSI Pension Plan and the NCSI Supplemental Plan at retirement at age 65 is $317,682.

     Mr. Atkinson participates in the Sears Pension Plan, the NCSI Pension Plan and the NCSI Supplemental Plan, but because the benefits he has accrued prior to December 31, 1993 would have been limited by current restrictions on compensation imposed by the Code, these benefits are provided under the NCSI Supplemental Plan subject to the compensation limits in effect as of December 31, 1993. Mr. Atkinson's projected annual pension benefit from the Sears Pension Plan, the NCSI Pension Plan and the NCSI Supplemental Plan at retirement at age 65 is $105,759.

     Mr. Archer participates in the Sears Pension Plan, the NCSI Pension Plan and the NCSI Supplemental Plan, but his benefits under the NCSI Pension Plan are calculated under a "grandfather" provision that, in general, provides for a greater benefit accrual rate and pension benefit than would otherwise be available under the NCSI Pension Plan. Mr. Archer's projected annual pension benefit from the Sears Pension Plan, the NCSI Pension Plan and the NCSI Supplemental Plan at retirement at age 65 is $102,088.

     Mr. Ferkenhoff participates in the NCSI Pension Plan. Mr. Ferkenhoff's projected annual pension benefit from the NCSI Pension Plan at retirement at age 65 is $37,300.

     Mr. Peterson participates in the DWR Pension Plan and the NCSI Pension Plan. His projected annual pension benefit from the DWR Pension Plan and the NCSI Pension Plan at retirement at age 65 is $74,319.

     Current covered compensation in 1996 under the NCSI Pension Plan and, except for Messrs. Ferkenhoff and Peterson, the NCSI Supplemental Plan, was $540,225 for Mr. Wieseneck and $150,000 for each of Messrs. Atkinson, Archer, Ferkenhoff and Peterson. As of December 31, 1996, Messrs. Wieseneck, Atkinson, Archer, Ferkenhoff and Peterson had 33.5, 36.6, 40.1, 3.33 and 9.5 years of benefit service, respectively. Benefits are computed on a straight life annuity basis and are subject to deductions for Social Security benefits and benefits accrued under the Sears Pension Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, the Compensation Committee of the Board of Directors was composed of Messrs. Cary, Moran, Purcell and Welsh, none of whom were officers or employees of the Company during such year.

     During 1996, Mr. Schneider served on the Compensation Committee of NCSI, five of whose executive officers during 1996, Messrs. Butler, Wieseneck, Purcell, Schneider and Merin, served, and continue to serve, as directors of the Company, and one of whose executive officers, Mr. Purcell, served, and continues to serve, on the Compensation Committee of the Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for establishing general compensation policies and specific compensation levels for the Company's executive officers. The Board administers the Company's stock-based incentive compensation plans, which consist of the Stock Plan, the Formula Plan, the Omnibus Equity Plan, the Stock Purchase Plan and the Tax Deferred Equity Plan.

     In order to attract and retain qualified persons to serve as executive officers, the Company seeks to offer executive officers total compensation levels (taking into account annual salary and benefits, annual bonuses and long-term incentives) that are comparable to those of its competitors, which include all of the companies that comprise the Company's peer group for the Performance Graph, in addition to certain other high technology companies, financial services organizations and other non-manufacturing organizations with annual revenues comparable to those of the Company.

     The ranges set by the Compensation Committee for salary, annual incentive compensation and long-term incentive compensation for each executive officer position are based on previous studies of the Company's competitors, which the Compensation Committee believes continue to offer a fair representation of the Company's competitive market. Actual salary for each position falls slightly below the midpoint of the range of salaries offered by such competitors for such positions. Adjustments within this range are based on a discretionary evaluation of a combination of the following factors: individual job performance, changes in the competitive range of salaries and the current location of a particular executive's salary within the salary target range.

     The Company pays annual cash bonuses as annual incentive compensation. The Compensation Committee believes that basing annual incentive compensation amounts on the achievement of corporate performance goals creates a desirable link between value created for stockholders and executive compensation. Accordingly, the Compensation Committee annually establishes bonus targets for executive officers that are higher than the median for the Company's competitive group (as compared with the actual salary, which is slightly lower than such median) in order to tie the total cash compensation received by executive officers more directly to corporate performance as measured by net income and revenue growth, while keeping the total cash compensation package (without regard to amounts of annual cash bonuses deferred pursuant to awards made under the Tax Deferred Equity Plan as described below) at or about the median offered by the Company's competitors. In addition, the Company's performance generally has to meet threshold amounts for net income and revenue growth established by the Compensation Committee before any bonuses can be awarded, although the Compensation Committee has the discretion to award bonuses of up to 30% of the aggregate initial bonus targets. The size of the bonus pool is determined by the Company's performance as measured by net income and revenue growth, further strengthening the link between annual incentive compensation and the creation of stockholder value.

     Bonus targets established for 1996, which are expressed as a percentage of base salary, ranged from 30% to 60% of base salary. Actual bonuses paid, which, if the Company's overall performance surpasses its objectives, may exceed target amounts, depend upon (i) the Company's financial performance compared to expected performance for the year and historical performance in the previous year (principally in terms of net income and revenue growth), (ii) the achievement of specified performance priorities (principally on a company-wide basis) and (iii) a discretionary review of the executive officer's annual performance by the Chief Executive Officer of the Company and the Compensation Committee (or, in the case of the Chief Executive Officer's annual performance, by the Chairman of the Board of Directors and the Compensation Committee). The Company's performance in 1996 did not meet the threshold amounts for net income and revenue growth that had been established by the Compensation Committee for the year. For 1996, the total amount of actual bonuses paid (including amounts deferred pursuant to awards made under the Tax Deferred Equity Plan) constituted approximately 30% of the aggregate initial bonus targets. These bonus awards reflect the Compensation Committee's discretionary review of the performance of each executive officer as well as the Company's financial performance during 1996 in light of the business and competitive factors affecting the Company, including the ongoing adverse credit environment.

     Pursuant to the Tax Deferred Equity Plan, a percentage of certain executive officers' annual cash bonuses (which is fixed annually by the Board and which was 20% in 1996) is deferred and applied toward the grant of awards of Common Stock to such executives at 80% of the Common Stock's fair market value (as determined by the Tax Deferred Equity Plan). Common Stock awarded pursuant to the Tax Deferred Equity Plan vests two years after the date of award and is generally distributed five years after the date of award, so that its value to the executives is dependent on the degree to which the Common Stock's price has increased during such periods. Awards of Common Stock made under the Tax Deferred Equity Plan thereby add an element of long-term incentive compensation to the annual cash compensation of executive officers. The Company believes that by increasing executive officers' ownership of Common Stock, this additional component of long-term incentive compensation also increases executive officers' incentives to enhance stockholder value through improved Company performance.

     The Company paid all long-term incentive compensation in 1996 in the form of Common Stock options pursuant to the Omnibus Equity Plan. Such options are valued by utilizing an industry-modified Black-Scholes valuation model, against which the Company sets the aggregate size of option grants so as to approximate the median projected value of options offered in the Company's competitive market. The Company views options granted pursuant to the Omnibus Equity Plan as incentives to motivate executives to maximize the long-term growth and profitability of the Company, which will be reflected in the market performance of the Common Stock. Under the Omnibus Equity Plan, options may not be granted for less than the fair market value of the Common Stock on the date of grant, so that executives will recognize value from the grants only if the price of the Common Stock increases after the date of grant. The vesting schedule of option grants made pursuant to the Omnibus Equity Plan is within the discretion of the Board. All options granted under the Stock Plan in 1996, as shown in the Summary Compensation Table, provide for vesting over a period of three years.

     Policies with respect to the compensation of the Chief Executive Officer are the same as those discussed for executive officers generally, except that the historical and plan comparisons and performance priorities on which his annual incentive compensation is based are tied exclusively to company-wide goals. Mr. Wieseneck's salary for 1996 was slightly below the median for the Company's competitive market. Mr. Wieseneck's annual incentive compensation of $55,000 for 1996 represented 32% of his initial bonus target of 60% of base salary. Mr. Wieseneck's bonus award reflects the Compensation Committee's discretionary review of Mr. Wieseneck's performance as well as the Company's financial performance during 1996 in light of the business and competitive factors affecting the Company, including the ongoing adverse credit environment.

     The Company does not currently maintain any policy with respect to qualifying annual salary and bonus compensation paid to the named executive officers for deductibility under Section 162(m) of the Code, which was added to the Code in August 1993 and which limits the ability of the Company to deduct any such compensation in excess of $1,000,000 per year for federal income tax purposes unless certain conditions are met. For purposes of Section 162(m) of the Code, compensation includes salary, bonus and income resulting from the exercise of an option. The Company does not currently have any executive officers, including the Chief Executive Officer, who receive more than $1,000,000 in annual total compensation, but the Company is reviewing and will continue to explore the possibility of instituting a policy that would aim to preserve the deductibility of any such compensation in excess of the Section 162(m) limit should the need arise in the future. The Company intends that long-term incentive compensation granted pursuant to the Omnibus Equity Plan in the form of options and stock appreciation rights will satisfy the conditions necessary for deductibility under Section 162(m).

                                 Frank T. Cary
                                Charles F. Moran
                               Philip J. Purcell
                                Dennie M. Welsh

                               PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return on an investment of $100 since February 26, 1992, the Company's initial trading date, with that of the S&P 500 Index and a group of peer issuers selected on an industry or line-of-business basis consisting of Automatic Data Processing, Concord EFS Inc., Envoy Corporation, Equifax Inc., First Financial Management Corporation (through and including 1994), FISERV, Inc., Electronic Data Systems Corporation (previously General Motors (Class E Common Stock)), Household International, Inc., MBNA Corporation, National Data Corporation, Total System Services, Inc. and VeriFone, Inc.

                           TOTAL STOCKHOLDERS' RETURN
                    FEBRUARY 26, 1992 - DECEMBER 31, 1996

                       Feb. 26   Dec. 31   Dec. 31   Dec. 31   Dec. 31   Dec. 31
                        1992      1992      1993      1994      1995      1996

Peer Group              $100      $120      $128      $152      $220      $257

S&P 500                 $100      $108      $119      $121      $166      $204

SPS Transaction
Services, Inc.          $100      $250      $347      $302      $341      $176


                             CERTAIN RELATIONSHIPS

MANAGEMENT SERVICES AGREEMENT WITH NCSI

     The Company and NCSI are parties to a Management Services Agreement dated as of January 1, 1992, pursuant to which NCSI furnishes certain executive, accounting, financial, legal, tax, organizational, regulatory, insurance, personnel, employee benefit plans, management information systems, sales, marketing, purchasing, real estate and other services to the Company upon the Company's request. The nature and extent of the services provided by NCSI under the Management Services Agreement and the annual rates charged for such services are determined in accordance with the same policies and procedures under which NCSI establishes such charges for its other subsidiaries and divisions. The Management Services Agreement is automatically renewed for successive one-year terms unless terminated as of the end of any term by either party upon 180 days' written notice. The rates charged historically have reflected the Company's proportionate share of direct expenses (based upon estimates of time the various personnel have allocated to the Company) and the Company's proportionate share of allocated expenses (based upon a pre-determined formula that considers the relative level of personnel, revenues and income of the Company). The Management Services Agreement does not prohibit the Company from obtaining similar services from third parties.

FINANCING AGREEMENTS WITH DWD; INTEREST RATE SWAP AND CAP AGREEMENTS

     Effective September 1, 1995, the Company and DWD entered into an Amended and Restated Borrowing Agreement (as amended, the "Borrowing Agreement"), an Amended and Restated Bridge Agreement (as amended, the "Bridge Funding Agreement") and a facility fee letter agreement (as amended, the "Facility Fee Agreement") (collectively, the "Financing Agreements"), pursuant to which DWD has agreed to provide loans to the Company. Such loans may be either long- or short-term, as determined by DWD and the Company, but will in any event mature upon the termination of the Borrowing Agreement. The maximum amount available under the Borrowing Agreement is $1.25 billion. The interest rate to be paid by the Company is equal to DWD's actual cost of funds. The Borrowing Agreement expires on April 17, 1997. The Company expects to renew or replace the Financing Agreements prior to the expiration dates of such Financing Agreements. The Company is continuing to evaluate alternative sources of financing to replace all or a portion of its financing arrangements with DWD.

     In addition, pursuant to the Bridge Funding Agreement, DWD agreed to supply bridge funding to the Company in an amount sufficient to fund the Company's purchase of certain consumer credit card portfolios from Tandy Corporation. The terms of the Bridge Funding Agreement were similar to those of the Borrowing Agreement. The interest rate on outstanding loans under the Bridge Funding Agreement was equal to DWD's actual cost of funds. The Bridge Funding Agreement with DWD expired on January 31, 1997.

     In connection with the Company's financing arrangements with DWD, under the Facility Fee Agreement, the Company has agreed to pay certain monthly facility fees to DWD. In addition, the Company or SPS may enter into interest rate swap and cap agreements from time to time with either DWD or NCSI pursuant to which the cost of funds borrowed on a floating rate basis by the Company, SPS or HSB may effectively be fixed.

THIRD-PARTY PROCESSING AND COOPERATIVE NETWORK SERVICE AGREEMENT AND TERMINAL SERVICE AGREEMENT WITH NOVUS

     Pursuant to a Third-Party Processing and Cooperative Network Service Agreement dated as of January 2, 1992, as amended, NOVUS Services, Inc. ("NOVUS," successor to Discover Card Services, Inc.), an affiliated entity, and the Company share electronic data links for VISA, MasterCard and American Express for the purposes of authorizing and completing NOVUS' transaction processing services. The initial term of the Third-Party Processing and Cooperative Network Service Agreement expires in January 1998 and will continue in effect thereafter unless terminated by either party upon 180 days' written notice. In addition, pursuant to a Terminal Service Agreement dated as of January 1, 1992, as amended, the Company provides terminal maintenance, repair and preparation services to NOVUS. The Terminal Service Agreement is renewed for successive one-year terms unless the parties fail to agree on pricing for the additional term at least

180 days prior to the commencement of any additional term. The rates charged for the services provided by and to the Company under the Third-Party Processing and Cooperative Network Service Agreement are determined by an allocation of costs (based on proportionate transaction volume). Such rates can only be changed by the mutual agreement of the parties. Under the Terminal Service Agreement, maintenance and repair fees are charged on a per item basis.

SYSTEM ACCESS AGREEMENT WITH NOVUS

     The Company and NOVUS both participate in the transaction processing industry. Each sells and leases terminals to its customers and provides credit card transaction processing services through these terminals. Both processing programs utilize the same communications network. NOVUS and the Company entered into a System Access Agreement effective August 1, 1992, as amended. Pursuant to the System Access Agreement, the Company provides NOVUS with access to certain applications of the Company's point-of-sale transaction processing system that will assist NOVUS in its marketing of third-party transaction processing services. NOVUS pays the Company a per transaction fee for all point-of-sale transactions processed through the network by the Company and NOVUS for NOVUS clients, except for those transactions generated by certain large NOVUS clients that have a direct interface with the NOVUS authorization system. NOVUS has agreed to annual minimum usage requirements. The term of the System Access Agreement expires on August 1, 2000. As contemplated by the agreement, NOVUS may compete with the Company in the processing of certain transactions, although the Company will receive fees from NOVUS for such transactions.

SERVICE AGREEMENT WITH NOVUS

     Effective September 1, 1996, the Company entered into a Service Agreement with NOVUS in connection with NOVUS' co-brand and affinity card programs, whereby the Company provides NOVUS credit card processing services, including credit review, authorization, collection and other related services for the specified programs. NOVUS pays the Company a fee based upon the services provided, which fee can be increased if NOVUS does not achieve certain monthly minimum usage requirements. As long as NOVUS meets such minimum usage requirements, the Company has agreed not to provide certain similar services to any third-party direct competitor of NOVUS. The initial term of the Service Agreement expires on September 1, 1999, if a specified minimum usage requirement is achieved during the first year of the term, or if later, on the date two years after such requirement is first achieved. Thereafter, the term of the agreement will be renewed for additional one-year terms unless terminated by either party upon 90 days' written notice prior to the end of any term.

DEBIT CARD PROCESSING LETTER AGREEMENT AND SALES LEAD LETTER AGREEMENT WITH
NOVUS

     Pursuant to a Debit Card Processing Letter Agreement dated August 30, 1994, NOVUS forwards requests for debit card transaction processing services from its merchant customers to the Company, and the Company provides such services pursuant to separate agreements with such merchants. The Company then pays NOVUS a per transaction fee for each debit transaction so processed (for which the Company receives a separate fee from the merchant customers), and a per location fee for each new merchant location established on the Company's system through the Debit Card Processing Letter Agreement. Such Letter Agreement has an initial term of three years and will remain in effect for successive one-year terms thereafter unless terminated by either party upon 90 days' written notice before the end of any term. In addition, pursuant to a Sales Lead Letter Agreement dated January 26, 1995, NOVUS provides the Company with sales lead referrals for merchants in connection with the Company's electronic transaction processing services business. For each such referred merchant, the Company pays NOVUS an amount equal to 10% of the annual net profit attributed to the transaction processing services provided by the Company to such merchant. The Letter Agreement is renewed for one-year terms each January 1 unless terminated by either party upon 60 days' written notice prior to the end of any term.

MARKETING SERVICES AGREEMENT WITH NCSI

     Effective January 1, 1996, the Company entered into an Amended and Restated Marketing Services Agreement with NCSI pursuant to which the Company provides marketing and sales services to NCSI for the benefit of one of NCSI's subsidiaries, MountainWest Financial Corporation ("MountainWest"). As compensation for such services, NCSI has agreed to pay to the Company an annual fee based on MountainWest's after-tax return on certain of its assets. The Amended & Restated Marketing Services Agreement will continue until such time as the Company no longer provides services to MountainWest under the Service Agreement between the Company and MountainWest.

SERVICE AGREEMENT WITH MOUNTAINWEST

     The Company and MountainWest are parties to a Service Agreement dated as of November 1, 1990, as amended, pursuant to which the Company provides an accounts receivable system and various credit services for MountainWest. Under the Service Agreement, the Company administers the programs for private label credit cards issued by MountainWest, which owns the credit card loans that are generated through use of such credit cards. The Company generally charges MountainWest one all-inclusive fee for the services it provides with respect to consumer accounts, and one all-inclusive fee for those it provides with respect to commercial accounts, in each case under the programs owned by MountainWest. The fee for commercial accounts is generally based on the total number of such accounts and related customer inquiries under the programs for such accounts. The fee for consumer accounts is based on a percentage of the outstanding receivables relating to consumer accounts under the programs for such accounts. These all-inclusive fees are derived from historical component pricing for individual services. Effective January 1, 1996, the Company and MountainWest amended the Service Agreement to extend its term through December 31, 1998.

OPERATIONAL OUTSOURCING SERVICE AGREEMENT WITH MOUNTAINWEST

     Pursuant to a Service Agreement dated as of February 1, 1994, as amended, between the Company and MountainWest, the Company handles customer telephone inquiries in connection with MountainWest's Prime Option credit card program, including inquiries regarding matters such as account activation and balances, sales activity, payment history, billing statements and lost and stolen cards. The Company generally charges MountainWest on a per call basis based on volume service levels and the type of services provided. The fees for services are consistent with the pricing methodology that the Company uses to charge other operational outsourcing clients. The term of the Service Agreement expires February 1, 1998 and will be automatically renewed for additional one-year terms unless terminated by either party upon 90 days' written notice prior to the term's expiration.

HEADQUARTERS LEASE WITH NCSI

     The Company leases its headquarters, which cover approximately 94,950 square feet in Riverwoods, Illinois, from NCSI pursuant to a Lease Agreement made February 1, 1993, for a specified base rent that includes real estate taxes and administrative and operating expenses and is subject to adjustments so that the base rental will not exceed the base rental charged to any NCSI subsidiary or affiliate that is also headquartered in the building. Effective February 1, 1997, the Company and NCSI amended the Lease Agreement to extend its term through January 31, 2000, to increase the square footage under the Lease Agreement, and to provide that the Lease Agreement is renewable at the Company's option for one three-year term at a specified base rental per square foot. The Company also has a lease for approximately 2,400 additional square feet of office space in the same building in Riverwoods, Illinois, from NCSI pursuant to a lease agreement made November 22, 1996, the term of which commenced January 1, 1997. The Company leases this additional space for a specified base rent that includes real estate taxes and administrative and operating expenses and is subject to adjustments so that the base rental will not exceed the base rental charged to any NCSI subsidiary or affiliate that is also headquartered in the building. The term of the lease covering this additional space also expires January 31, 2000, and the lease is renewable at the Company's option for one three-year term at a specified base rental per square foot.

        SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the annual meeting in 1998 must be received by the Secretary of SPS Transaction Services, Inc., 2500 Lake Cook Road, Riverwoods, Illinois 60015, not later than November 27, 1997 to be considered for inclusion in the Company's 1998 proxy materials.

                             ADDITIONAL INFORMATION

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR COPIES OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT THE ADDRESS BELOW.

     This solicitation is being made by the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. The Company will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

     PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                          By order of the Board of Directors

                                          /s/ Christine A. Edwards
                                          Christine A. Edwards
                                          Secretary

SPS TRANSACTION SERVICES, INC.
2500 Lake Cook Road
Riverwoods, Illinois 60015

March 31, 1997

Please mark your votes as in this example [X]

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
If no direction is made, this proxy will be voted FOR all nominees listed and FOR item 2.

The Board of Directors recommends a vote "FOR" Items 1 and 2.

                 FOR   WITHHELD                                                                                FOR  AGAINST  ABSTAIN
1. Election of
   Directors                    Nominees: Philip J. Purcell, Robert L. Wieseneck,  2. Ratification of the
                                Frank T. Cary, Christine A. Edwards, Mitchell M.      appointment of Deloitte
                                Merin, Charles F. Moran, Thomas C. Schneider,         & Touche LLP as the
                                Dennis M. Welsh.                                      Company's independent
                                                                                      auditors
For, except vote withheld from the following nominees:


------------------------------------------------------



                                                                               PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY
                                                                               USING THE ENCLOSED ENVELOPE. PLEASE SIGN EXACTLY
                                                                               AS NAMES APPEAR ON THIS PROXY. JOINT OWNERS SHOULD
                                                                               EACH SIGN. TRUSTEES, EXECUTORS, ETC. SHOULD INDICATE
                                                                               CAPACITY IN WHICH THEY ARE SIGNING.

                                                                               ----------------------------------------------------

                                                                               ----------------------------------------------------
                                                                               SIGNATURE(S)                          DATE



                        SPS TRANSACTION SERVICES, INC.
P                            2500 LAKE COOK ROAD
                          RIVERWOODS, ILLINOIS 60015
R
     THIS PROXY IS BEING FURNISHED TO THE STOCKHOLDERS OF SPS TRANSACTION
O    SERVICES, INC. IN CONNECTION WITH THE SOLICITATION OF PROXIES ON BEHALF
     OF THE BOARD OF DIRECTORS.
X
     The undersigned hereby appoints Robert L. Wieseneck and Richard F.
Y Atkinson, and each of them, proxies, with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the stock of SPS Transaction Services, Inc. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held on April 29, 1997 and at any adjournments or postponements thereof, with all the powers the undersigned would possess if present, with respect to the proposals listed on the reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR ITEM 2.

                                                                   SEE REVERSE
                                                                      SIDE